UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2017

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Holger Way

San Jose, CA 95134-1376

(Address of principal executive offices, including zip code)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on November 2, 2016, Brocade Communications Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger with Broadcom Limited (“Broadcom”), Broadcom Corporation and Bobcat Merger Sub, Inc. (the “Merger Agreement”) pursuant to which Broadcom agreed to acquire the Company. Broadcom Corporation subsequently assigned all of its rights under the Merger Agreement to LSI Corporation (“LSI”) on December 19, 2016. At a special meeting of the stockholders of the Company held on January 26, 2017, the proposed acquisition was approved by the holders of approximately 99.23% of the shares of common stock of the Company present in person or by proxy and entitled to vote thereon.

On July 17, 2017, following discussions with the Committee on Foreign Investment in the United States (“CFIUS”), the parties agreed to withdraw and re-file their joint voluntary notice to CFIUS under the Defense Production Act of 1950, as amended, to allow more time for review and discussion with CFIUS in connection with the proposed acquisition. Once CFIUS accepts the joint voluntary notice, it will commence a new 30-day review period, which may be followed by a 45-day investigation period.

Brocade and Broadcom have been and will continue to be actively engaged with CFIUS during its review of the proposed acquisition. There can be no assurances, however, that CFIUS will ultimately agree that the parties may proceed with the proposed acquisition.

Under the terms of the Merger Agreement and the previous extension reported by the Company on April 27, 2017, under certain specified conditions, if the proposed acquisition has not been completed on or before August 1, 2017 (such date, as may be extended, the “End Date”), either the Company or LSI may terminate the Merger Agreement unless the other party elects to extend the End Date. On July 17, 2017, in accordance with the Merger Agreement, the Company and LSI elected to extend the End Date to November 1, 2017. No other provisions of the Merger Agreement were otherwise amended or waived, and the Merger Agreement remains in full force and effect.

Brocade and Broadcom remain fully committed to the proposed acquisition and will continue to work diligently and cooperatively to close the proposed acquisition. The closing of the proposed acquisition remains subject to other conditions, including the receipt of antitrust regulatory approval in China. At this time, the parties have obtained antitrust regulatory approval or clearance for the proposed acquisition in the United States, the European Union and Japan, the only other jurisdictions for which antitrust regulatory approval or clearance is a closing condition. The Company presently expects the proposed acquisition to be completed during its fourth fiscal quarter ending October 28, 2017.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction, and (v) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary

Date: July 18, 2017